                                                                    EXHIBIT 10.1

                        Texas Association of Realtors(R)
                        -----------------------------
                       IMPROVED PROPERTY COMMERCIAL LEASE
    USE OF THIS FORM BY PERSONS WHO ARE NOT MEMBERS OF THE TEXAS ASSOCIATION
                        OF REALTORS(R) IS NOT AUTHORIZED
                 (C)TEXAS ASSOCIATION OF REALTORS(R), INC. 1998
--------------------------------------------------------------------------------
                                TABLE OF CONTENTS


NO.   PARAGRAPH DESCRIPTION                              PG.
---   ---------------------                              ---
 1    Parties                                             2

 2    Leased Premises                                     2

 3    Term                                                2
      A   Term
      B   Delay of Occupancy

 4    Rent and Expenses                                   2
      A   Base Monthly Rent
      B   Prorated Rent
      C   Additional Rent
      D   Place of Payment
      E   Method of Payment
      F   Late Charges
      G   Returned Checks

 5    Security Deposit                                    3

 6    Taxes                                               3

 7    Utilities                                           3

 8    Tenant's Insurance                                  3

 9    Use and Hours                                       4
      A   Tenant's Normal Business Hours
      B   Building Operating Hours

10    Legal Compliance                                    4

11    Signs                                               4

12    Access by Landlord                                  5

13    Move-In Condition                                   5

14    Move-Out Condition                                  5

15    Maintenance and Repairs                             5
      A   Cleaning
      B   Repairs of Conditions Caused by a Party
      C   Repair and Maintenance Responsibility
      D   Repair Persons                                  6
      E   HVAC Service Contract
      F   Common Areas
      G   Notice of Repairs
      H   Failure to Repair

16    Alterations                                         7

17    Liens                                               7

18    Liability                                           7

19    Indemnity                                           7

20    Default                                             7

21    Abandonment, Interruption of Utilities, Lockout     8


NO.   PARAGRAPH DESCRIPTION                              PG.
---   ---------------------                              ---
22    Holdover                                            8

23    Landlord's Lien                                     8

24    Assignment and Subletting                           8

25    Relocation                                          8

26    Subordination                                       8

27    Estoppel Certificates                               9

28    Casualty Loss                                       9

29    Condemnation                                        9

30    Attorney's Fees                                     9

31    Representations                                     9

32    Broker's Fees                                      10

33    Addenda                                            10

34    Agreement of Parties                               10

35    Notices                                            10

36    Special provisions                                 11

                               ADDENDA & EXHIBITS
                             (CHECK ALL THAT APPLY)

[ ]      Property Description Exhibit

[ ]      Addendum for Broker's Fee

[ ]      Expense Addendum for Single-Tenant Property

[ ]      Net Addendum

[ ]      Percentage Rent Addendum

[ ]      Parking Addendum

[ ]      Landlord's Rules and Regulations

[ ]      Commercial Lease Guaranty

[ ]      Optional Space Addendum

[ ]      Leasehold Construction Addendum (Landlord to Complete Construction)

[ ]      Leasehold Construction Addendum (Tenant to Complete Construction)

[ ]      .

[ ]      .


Initialed for Identification by Tenants:        ,         , and Landlord:

                        Texas Association of Realtors(R)
                        -----------------------------
                       IMPROVED PROPERTY COMMERCIAL LEASE
    USE OF THIS FORM BY PERSONS WHO ARE NOT MEMBERS OF THE TEXAS ASSOCIATION
                        OF REALTORS(R) IS NOT AUTHORIZED
                 (C)TEXAS ASSOCIATION OF REALTORS(R), INC. 1998
--------------------------------------------------------------------------------

1. PARTIES: The parties to this lease are the owner of the Property Jersey Investments, Inc. (Landlord) and the tenant Global Election Systems, Inc. (Tenant).

2. LEASED PREMISES: Landlord leases to Tenant the following described real property, known as the "leased premises," along with all its improvements:

     Number 1611-B (suite or unit), containing approximately 13,050 square feet of rentable area, located within the Expansion of 1611 Wilmeth Rd. (building or complex name) on the land known as 1611 Wilmeth Rd., McKinney, Texas 75069 (address, city, state) which is legally described as Bray Central Two, Block D, Lot 1E and [ ] or X as described on attached exhibit. "Property" means the building or complex in which the leased premises are located, inclusive of any common areas, drives, parking areas, and walks. The parties agree that the rentable area of the leased premises may not equal the actual or useable area within the leased premises and may include an allocation of common areas in the Property.

3.   TERM:

     A. Term: The term of this lease is 60 months, commencing on May 1, 2000 (Commencement Date) and ending on April 30, 2005 (Expiration Date).

     B. Delay of Occupancy: If Tenant is unable to occupy the leased premises on the Commencement Date because of construction on the leased premises to be completed by Landlord that is not substantially complete or a prior tenant's holding over of the leased premises, Landlord will not be liable to Tenant for such delay and this lease will remain enforceable. In the event of such a delay, the Commencement Date will automatically be extended to the date Tenant is able to occupy the Property and the Expiration Date will also be extended by a like number of days, so that the term of this lease remains unchanged. If Tenant is unable to occupy the leased premises after the 30th day after the Commencement Date because of construction on the leased premises to be completed by Landlord that is not substantially complete or a prior tenant's holding over of the leased premises, Tenant may terminate this lease by giving written notice to Landlord before the leased premises become available to be occupied by Tenant and Landlord will refund to Tenant any amounts paid to Landlord by Tenant. This Paragraph 3B does not apply to any delay in occupancy caused by cleaning or repairs.

4.   RENT AND EXPENSES:

     A. Base Monthly Rent: On or before the first day of each month during this lease, Tenant will pay Landlord base monthly rent in the amount of $9,189.37. The first full base monthly rent is due on or before May 1, 2000.

     B. Prorated Rent: If the Commencement Date is on a day other than the first day of a month, Tenant will pay Landlord as prorated rent, an amount equal to the base monthly rent multiplied by the following fraction: the number of days from the Commencement Date to the first day of the following month divided by the number of days in a month in which this lease commences. The prorated rent is due on or before the Commencement Date.

     C. Additional Rent: In addition to any base monthly rent or prorated rent, Tenant will pay Landlord all other amounts as provided by the attached:

     [ ]  (1) Net Addendum
     [ ]  (2) Percentage Rent Addendum
     [ ]  (3) Expense Reimbursement Addendum
     [X]  (4) Expense Addendum for Single-Tenant Property
     [ ]  (5) Parking Addendum
     [ ]  (6)
              ------------------------------------------------------------------




Initialed for Identification by Tenants:        ,         , and Landlord:

Commercial Lease concerning:       1611 Wilmeth Rd.         1611-B


     D. Place of Payment: Tenant will remit all amounts due Landlord under this lease to Royce Smith at PO Box 2770, McKinney, Texas 75069 or to such other person or at such other place as Landlord may designate in writing.

     E. Method of Payment: Tenant must pay all rent timely without demand, deduction, or offset, except as permitted by law or this lease. Time is of the essence for the payment of rent. If Tenant fails to timely pay any amounts due under this lease or if any check of Tenant is returned to Landlord by the institution on which it was drawn, Landlord may require Tenant to pay, in addition to any other available remedy, all amounts due under this lease by certified funds by providing written notice to Tenant.

     F. Late Charges: If Landlord does not actually receive a rent payment at the designated place of payment within 10 days after the date the rent is due, The mailbox is not the agent for receipt for Landlord. The late charge is a cost associated with the collection of rent and Landlord's acceptance of a late charge does not waive Landlord's rights to exercise remedies under Paragraph 20. Late charge $30 a day.

     G. Returned Checks: Tenant will pay $25.00 (not to exceed $25) for each check Tenant tenders to Landlord which is returned by the institution on which it is drawn for any reason, plus any late charges until Landlord receives payment.

5. SECURITY DEPOSIT: Upon execution of this lease, Tenant will pay a security deposit to Landlord in the amount of 9189.37 N/A . Landlord may apply the security deposit to any amounts owed by Tenant under this lease. If Landlord applies any part of the security deposit during any time this lease is in effect to amounts owed by Tenant, Tenant must, within 10 days after receipt of notice from Landlord, restore the security deposit to the amount stated. Within a reasonable time after this lease ends, Landlord will refund the security deposit to Tenant less any amounts applied toward amounts owed by Tenant.

6. TAXES: Unless otherwise agreed by the parties, Tenant will pay all real property ad valorem taxes assessed against the leased premises.

7. UTILITIES: Tenant will pay all charges for the use of all utility services to the leased premises and any connection charges except the following which will be paid by Landlord: N/A
     N/A
     NOTICE: Tenant should determine if any and all necessary utilities (e.g., water, gas, electricity, telephone, sewer, etc.) are available to the leased premises, are adequate for Tenant's intended use, and the cost to provide the necessary utilities.

8.   TENANT'S INSURANCE:

     A. During all times this lease is in effect, Tenant must maintain in full force and effect:

               (1) public liability insurance from an insurer acceptable to Landlord in an amount not less than $1,000,000.00 on an occurrence basis naming Landlord as an additional insured; and

               (2) personal property damage insurance for Tenant's business operations on the leased premises from an insurer acceptable to Landlord in an amount not less than $1,000,000.00 on an occurrence basis.

     B. Before the Commencement Date, Tenant must provide Landlord with a copy of the insurance certificates evidencing the required coverage. If the insurance coverage changes in any manner or degree at any time this lease is in effect, Tenant must provide Landlord a copy of an insurance certificate evidencing such change within 10 days of the change.

     C. If Tenant fails to maintain the required insurance in full force and effect at all times this lease is in effect, Landlord may:
          (1) purchase such insurance on behalf of Tenant and Tenant must immediately reimburse Landlord for such expense; or
          (2)  exercise Landlord's remedies under Paragraph 20.

     D. If there is an increase in Landlord's insurance premiums for the leased premises or Property or its contents that is caused by Tenant, Tenant's use of the leased premises, or any improvements made by or for Tenant, Tenant will, for each year this lease is in effect, pay Landlord the increase immediately after Landlord notifies Tenant of the increase.


Initialed for Identification by Tenants:        ,         , and Landlord:

Commercial Lease concerning:       1611 Wilmeth Rd.         1611-B


9. USE AND HOURS: Tenant may use the leased premises for the following purpose and no other: General Office, Warehouse, and Assembly Work


      [ ]   A. N/A
            N/A

      [ ]   B. N/A
            N/A

10.   LEGAL COMPLIANCE:

      A. Tenant may not use or permit any part of the leased premises to be used for:

            (1) any activity which is a nuisance or is offensive, noisy, or dangerous;
            (3) any activity that violates any applicable law, regulation, zoning ordinance, restrictive covenant, governmental order, owners' association rules, tenants' association rules, Landlord's rules or regulations, or this lease;
            (4) any hazardous activity that would require any insurance premium on the Property or leased premises to increase or that would void any such insurance;
            (5) any activity that violates any applicable federal, state, or local law, including but not limited to those laws related to air quality, water quality, hazardous materials, wastewater, waste disposal, air emissions, or other environmental matters;
            (6)   the permanent or temporary storage of any hazardous material;
                  or
            (7)   N/A

      B. "Hazardous material" means any pollutant, toxic substance, hazardous waste, hazardous material, hazardous substance, solvent, or oil as defined by any federal, state, or local environmental law, regulation, ordinance, or rule existing as of the date of this lease or later enacted.

      C.

11.   SIGNS:

      A.

      B. By providing written notice to Tenant before this lease ends, Landlord may require Tenant, upon move-out and at Tenant's expense, to remove, without damage to the Property or leased premises, any or all signs that were placed on the Property or leased premises by or at the request of Tenant. Any signs that Landlord does not require Tenant to remove and that are fixtures become the property of the Landlord and must be surrendered to Landlord at the time this lease ends.


Initialed for Identification by Tenants:        ,         , and Landlord:

Commercial Lease concerning:       1611 Wilmeth Rd.         1611-B


12.   ACCESS BY LANDLORD:

      A. During Tenant's normal business hours Landlord may enter the leased premises for any reasonable purpose, including but not limited to purposes for repairs, maintenance, alterations, and showing the leased premises to prospective tenants or purchasers. Landlord may access the leased premises after Tenant's normal business hours with Tenant's permission or to complete emergency repairs. Landlord will not unreasonably interfere with Tenant's business operations when accessing the leased premises.

      B. During the last 60 days of this lease, Landlord may place a "For Lease" or similarly worded sign in the leased premises.

13.

14.   MOVE-OUT CONDITION AND FORFEITURE OF TENANT'S PERSONAL PROPERTY:

      A. At the time this lease ends, Tenant will surrender the leased premises in the same condition as when received, normal wear and tear excepted. Tenant will leave the leased premises in a clean condition free of all trash, debris, personal property, hazardous materials, and environmental contaminants. Before this lease ends, Tenant [ ] will [X] will not provide Landlord with a report, by an environmental engineer or assessor acceptable to Landlord, dated not earlier than 20 days before the date this lease ends that indicates that no hazardous material or other environmental hazard is on or affects the leased premises.

      B. If Tenant leaves any personal property in the leased premises after Tenant surrenders possession of the leased premises, Landlord may:
            (1) require Tenant, at Tenant's expense, to remove the personal property by providing written notice to Tenant; or (2) retain such personal property as forfeited property to Landlord.

      C. "Surrender" means vacating the leased premises and returning all keys and access devices to Landlord. "Normal wear and tear" means deterioration that occurs without negligence, carelessness, accident, or abuse.

      D. By providing written notice to Tenant before this lease ends, Landlord may require Tenant, upon move-out and at Tenant's expense, to remove, without damage to the Property or leased premises, any or all fixtures that were placed on the Property or leased premises by or at the request of Tenant. Any fixtures that Landlord does not require Tenant to remove become the property of the Landlord and must be surrendered to Landlord at the time this lease ends.

15.   MAINTENANCE AND REPAIRS:

      A. Cleaning: Tenant must keep the leased premises clean and sanitary and promptly dispose of all garbage in appropriate receptacles.
            [ ] Landlord [X] Tenant will provide, at its expense, reasonable janitorial services to the leased premises.

      B. Repairs of Conditions Caused by a Party: Each party must promptly repair a condition caused, either intentionally or negligently, by that party or that party's guests, patrons, invitees, contractors or permitted subtenants.

      C. Repair and Maintenance Responsibility: Except as provided by Paragraph 15B, the party designated below, at its expense, is responsible to maintain and repair the following specified items in the leased premises. The specified items must be maintained in: (i) clean condition; (ii) good repair; and (iii) operable condition. If a modification to any of the specified items is required by law or governmental regulation or order, the party designated to maintain the item must complete and pay the expense of the modification. The specified items include and relate only to real property in the leased premises. Tenant is responsible for the repair and maintenance of its personal property.


Initialed for Identification by Tenants:        ,         , and Landlord:
                                                                    Page 5 of 11

Commercial Lease concerning:       1611 Wilmeth Rd.         1611-B


                                                                                               N/A      Landlord    Tenant
                                                                                               ---      --------    ------
 (1)  Foundation, exterior walls, roof, and other structural components                        [ ]         [ ]        [X]

 (2)  Glass and windows                                                                        [ ]         [ ]        [X]

 (3)  Fire protection equipment and fire sprinkler systems                                     [ ]         [ ]        [X]

 (4)  Exterior & overhead doors, including closure devices, molding, locks, and hardware       [ ]         [ ]        [X]

 (5)  Grounds maintenance, including landscaping and ground sprinklers                         [ ]         [X]        [ ]

 (6)  Interior doors, including closure devices, frames, molding, locks, and hardware          [ ]         [ ]        [X]

 (7)  Parking areas and walks                                                                  [ ]         [ ]        [X]

 (8)  Plumbing systems, drainage systems, electrical systems                                   [ ]         [ ]        [X]
      (including ballast and lamp replacement) & mechanical systems, except those specifically designated otherwise

 (9)  Heating Ventilation and Air Conditioning (HVAC) systems                                  [ ]         [X]        [ ]

(10)  Signs                                                                                    [ ]         [ ]        [X]

(11)  Extermination and pest control, excluding wood-destroying insects                        [ ]         [ ]        [X]

(12)  Storage yards and storage buildings                                                      [ ]         [ ]        [X]

(13)  Wood-destroying insect treatment and repairs                                             [ ]         [ ]        [X]

(14)  Cranes and related systems                                                               [ ]         [ ]        [X]

(15)                                                                                           [ ]         [ ]        [ ]

(16)                                                                                           [ ]         [ ]        [ ]

(17)  All other items and systems                                                              [ ]         [ ]        [ ]

      D. Repair Persons: Repairs must be completed by trained, qualified, and insured repair persons.

      E. HVAC Service Contract: If Tenant is responsible to maintain the HVAC system, Tenant [ ] is [X] is not required to maintain, at its expense, a regularly scheduled maintenance and service contract for the HVAC system. The maintenance and service contract must be purchased from a HVAC maintenance company that regularly provides such contracts to similar properties. If Tenant fails to maintain a required HVAC maintenance and service contract in effect at all times during this lease, Landlord may do so and charge Tenant the expense of such a maintenance and service contract or exercise Landlord's remedies under Paragraph 20.

      F.


Initialed for Identification by Tenants:        ,         , and Landlord:

Commercial Lease concerning:       1611 Wilmeth Rd.         1611-B


      G. Notice of Repairs: Tenant must promptly notify Landlord of any item that is in need of repair and that is Landlord's responsibility to repair. All requests for repairs to Landlord must be in writing.

      H. Failure to Repair: Landlord must make a repair for which Landlord is responsible within a reasonable period of time after Tenant provides Landlord written notice of the needed repair. If Tenant fails to repair or maintain an item for which Tenant is responsible within 10 days after Landlord provides Tenant written notice of the needed repair or maintenance, Landlord may: (1) repair or maintain the item, without liability for any damage or loss to Tenant, and tenant must immediately reimburse Landlord for the cost to repair or maintain; or (2) exercise Landlord's remedies under Paragraph 20.

16.   ALTERATIONS:

      A. Tenant may not alter, improve, or add to the Property or the leased premises without Landlord's written consent. Landlord will not unreasonably withhold consent for the Tenant to make reasonable alterations, modifications, or improvements to the leased premises.

      B. Tenant may not alter any locks or any security devices on the Property or the leased premises without Landlord's consent. If Landlord authorizes the changing, addition, or rekeying of any locks or other security devices, Tenant must immediately deliver the new keys and access devices to Landlord.

      C. If a governmental order requires alteration or modification to the leased premises, the party obligated to maintain and repair the item to be modified or altered as designated in Paragraph 15 will, at its expense, modify or alter the item in compliance with the order.

      D. Any alterations, improvements, fixtures or additions to the Property or leased premises installed by either party during the term of this lease will become Landlord's property and must be surrendered to Landlord at the time this lease ends, except for those fixtures Landlord requires Tenant to remove under Paragraph 14 or if the parties agree otherwise in writing.

17. LIENS: Tenant may not do anything that will cause the title of the Property or leased premises to be encumbered in any way. If Tenant causes a lien to be filed against the Property or leased premises, Tenant will within 20 days after Landlord demands Tenant to take action to remove the lien, pay the lien or take whatever action is necessary to cause the lien to be released of record. Tenant will provide a copy of any release Tenant obtains pursuant to this paragraph.

18. LIABILITY: To the extent permitted by law, Landlord is not responsible to Tenant or Tenant's employees, patrons, guests, or invitees for any damages, injuries or losses to person or property caused by:

      A. an act, omission, or neglect of: Tenant; Tenant's agent; Tenant's guest; Tenant's employees; Tenant's patrons; Tenant's invitees; or any other tenant on the Property;

      B. fire, flood, water leaks, ice, snow, hail, winds, explosion, smoke, riot, strike, interruption of utilities, theft, burglary, robbery, assault, vandalism, other persons, environmental contaminants, or other occurrences or casualty losses.

19. INDEMNITY: Tenant will indemnify and hold Landlord harmless from any property damage, personal injury, suits, actions, liabilities, damages, cost of repairs or service to the leased premises or Property, or any other loss caused, negligently or otherwise, by Tenant or Tenant's employees, patrons, guests, or invitees.

20.   DEFAULT:

      A. If Landlord fails to comply with this lease within 30 days after Tenant notifies Landlord of Landlord's failure to comply, Landlord will be in default and Tenant may seek any remedy provided by law. If, however, Landlord's non-compliance reasonably requires more than 30 days to cure, Landlord will not be in default if the cure is commenced within the 30 day period and is diligently pursued.

      B. If Landlord does not actually receive at the place designated for payment any rent due under this lease within 5 days after it is due, Tenant will be in default. If Tenant fails to comply with this lease for any other reason within 10 days after Landlord notifies Tenant of its failure to comply, Tenant will be in default.


Initialed for Identification by Tenants:        ,         , and Landlord:

Commercial Lease concerning:       1611 Wilmeth Rd.         1611-B


      C. If Tenant is in default, Landlord may: (i) terminate Tenant's right to occupy the leased premises by providing Tenant with at least 3 days written notice; and (ii) accelerate all rents which are payable during the remainder of this lease or any renewal period without notice or demand. Landlord will attempt to mitigate any damage or loss caused by Tenant's breach. If Tenant is in default, Tenant will be liable for:

            (1)   any lost rent;
            (2) Landlord's cost of reletting the leased premises, including brokerage fees, advertising fees, and other fees necessary to relet the leased premises;
            (3) repairs to the leased premises for use beyond normal wear and tear;
            (4) all Landlord's costs associated with eviction of Tenant, such as attorney's fees, court costs, and prejudgment interest;
            (5) all Landlord's costs associated with collection of rent such as collection fees, late charges, and returned check charges;
            (6) cost of removing any equipment and trade-fixtures left on the leased premises by Tenant;
            (7) cost to remove any trash, debris, personal property, hazardous materials, or environmental contaminants left by Tenant or Tenant's employees, patrons, guests, or invitees in the leased premises or Property; and
            (8)   any other recovery to which Landlord may be entitled by law.

21.   ABANDONMENT, INTERRUPTION OF UTILITIES, REMOVAL OF TENANT'S PROPERTY, AND
      LOCKOUT: Chapter 93 of the Texas Property Code governs the rights and obligations of the parties with regard to: (a) abandonment of the leased premises; (b) interruption of utilities; (c) removal of Tenant's personal property; and (d) "lock-out" of Tenant.

22. HOLDOVER: If Tenant fails to vacate the leased premises at the time this lease ends, Tenant will become a tenant-at-will and must vacate the leased premises immediately upon receipt of demand from Landlord. No holding over by Tenant, with or without the consent of Landlord, will extend this lease. Tenant will indemnify Landlord and any prospective Tenants for any and all damages caused by the holdover. Rent for any holdover period will be the base monthly rent.

23. LANDLORD'S LIEN AND SECURITY INTEREST: To secure Tenant's performance under this lease, Tenant grants to Landlord a lien and security interest against all of Tenant's nonexempt personal property that is in the leased premises or Property. This lease is a security agreement for the purposes of the Uniform Commercial Code. Landlord may file a copy of this lease as a financing statement.

24. ASSIGNMENT AND SUBLETTING: Tenant may not assign this lease or sublet any part of the leased premises without Landlord's written consent. An assignment of this lease or subletting of the leased premises without Landlord's written consent is voidable by Landlord. If Tenant assigns this lease or sublets any part of the leased premises, Tenant will remain liable for all of Tenant's obligations under this lease regardless if the assignment or sublease is made with or without the consent of Landlord.

25.

26.   SUBORDINATION:

      A. This lease and Tenant's leasehold interest are and will be subject, subordinate, and inferior to:

            (1) any lien, encumbrance, or ground lease now or hereafter placed on the leased premises or the Property by Landlord;
            (2) all advances made under any such lien, encumbrance, or ground lease;
            (3)   the interest payable on any such lien or encumbrance;
            (4) any and all renewals and extensions of any such lien, encumbrance, or ground lease;
            (5) any restrictive covenant affecting the leased premises or the Property; and
            (6) the rights of any owners' association affecting the leased premises or Property.


Initialed for Identification by Tenants:        ,         , and Landlord:

Commercial Lease concerning:       1611 Wilmeth Rd.         1611-B


      B. Tenant must, on demand, execute any instrument subordinating this lease as Landlord may request, provided that such subordination is made on the condition that this lease and Tenant's rights under this lease are recognized by the lien-holder.

27. ESTOPPEL CERTIFICATES: Within 10 days after receipt of a written request from Landlord, Tenant will execute and deliver to Landlord an estoppel certificate that identifies: (a) when this lease commences and ends; (b) any amendments to this lease; (c) any rights that Tenant may have to extend this lease or purchase the Property or leased premises; (d) any default by Landlord; and (e) any other information reasonably requested in the certificate.

28.   CASUALTY LOSS:

      A. Tenant must immediately notify Landlord of any casualty loss in the leased premises. Within 20 days after receipt of Tenant's notice of a casualty loss, Landlord will notify Tenant if the leased premises are less than or more than 50% unusable, on a per square foot basis, and if Landlord can substantially restore the leased premises within 120 days after Tenant notifies Landlord of the casualty loss.

      B. If the leased premises are less than 50% unusable and Landlord can substantially restore the leased premises within 120 days after Tenant notifies Landlord of the casualty, Landlord will restore the leased premises to substantially the same condition as before the casualty. If Landlord fails to substantially restore within the time required, Tenant may terminate this lease.

      C. If the leased premises are more than 50% unusable and Landlord can substantially restore the leased premises within 120 days after Tenant notifies Landlord of the casualty, Landlord may: (1) terminate the lease; or (2) restore the leased premises to substantially the same condition as before the casualty. If Landlord chooses to restore and does not substantially restore the leased premises within the time required, Tenant may terminate this lease.

      D. If Landlord notifies Tenant that Landlord cannot substantially restore the leased premises within 120 days after Tenant notifies Landlord of the casualty loss, Landlord may: (1) choose not to restore and terminate this lease; or (2) choose to restore, notify Tenant of the estimated time to restore, and give Tenant the option to terminate this lease by notifying Landlord within 10 days.

      E. If this lease does not terminate because of a casualty loss, rent will be reduced from the date Tenant notifies Landlord of the casualty loss to the date the leased premises are substantially restored by an amount proportionate to the extent the leased premises are unusable.

29. CONDEMNATION: If after a condemnation or purchase in lieu of condemnation the leased premises are totally unusable for the purposes stated in this lease, this lease will terminate. If after a condemnation or purchase in lieu of condemnation the leased premises are partially unusable for the purposes stated in this lease, this lease will continue and rent will be reduced in an amount proportionate to the extent the leased premises are unusable. Any condemnation award or proceeds in lieu of condemnation are the property of Landlord and Tenant has no claim to such proceeds or award. Tenant may seek compensation from the condemning authority for its moving expenses and damages to Tenant's personal property.

30. ATTORNEY'S FEES: Any person who is a prevailing party in any legal proceeding brought under or related to the transaction described in this lease is entitled to recover prejudgment interest, reasonable attorney's fees, and all other costs of litigation from the non-prevailing party.

31. REPRESENTATIONS: Tenant's statements in this lease and any application for rental are material representations relied upon by Landlord. Each party signing this lease represents that he or she is of legal age to enter into a binding contract and is authorized to sign the lease. If Tenant makes any misrepresentation in this lease or in any application for rental, Tenant is in default. Landlord is not aware of any material defect on the Property that would affect the health and safety of an ordinary person or any environmental hazard on or affecting the Property that would affect that health or safety of an ordinary person, except: N/A
      N/A


Initialed for Identification by Tenants:        ,         , and Landlord:

Commercial Lease concerning:       1611 Wilmeth Rd.         1611-B


32.   BROKERS' FEES:

      A.    RE/MAX North Central (Broker A) represents
[ ] [X] Landlord [ ] Tenant Broker A's fees will be paid pursuant to (choose 1 or 2):

[ ]         (1) a separate written agreement between Broker
            [X] A and Landlord [ ] Tenant [ ] Broker N/A.

[ ]         (2) the attached Addendum for Broker's Fee.

      B.    N/A (Broker B) represents
[ ] [ ] Landlord [ ] Tenant Broker B's fees will be paid pursuant to (choose 1 or 2):

[ ]         (1) a separate written agreement between Broker B and
[ ]         [ ] Landlord [ ] Tenant [ ] Broker N/A.

[ ]         (2) the attached Addendum for Broker's Fee.

      C.    N/A (Broker C) represents
[ ] [ ] Landlord [ ] Tenant Broker C's fees will be paid pursuant to (choose 1 or 2):

[ ]         (1) a separate written agreement between Broker C and
            [ ] Landlord [ ] Tenant [ ] Broker N/A.

[ ]         (2) the attached Addendum for Broker's Fee.

33. ADDENDA: Incorporated into this lease are the addenda, exhibits and other information marked in the Addenda and Exhibit section of the Table of Contents. If Landlord's Rules and Regulations are made part of this lease, Tenant agrees to comply with the Rules and Regulations as Landlord may, at its discretion, amend from time to time.

34.   AGREEMENT OF PARTIES:

      A. Entire Agreement: This lease contains the entire agreement between Landlord and Tenant and may not be changed except by written agreement.
      B. Binding Effect: This lease is binding upon and inures to the benefit of the parties and their respective heirs, executors, administrators, successors, and permitted assigns.
      C. Joint and Several: All Tenants are jointly and severally liable for all provisions of this lease. Any act or notice to, or refund to, or signature of, any one or more of the Tenants regarding any term of this lease, its renewal, or its termination is binding on all Tenants.
      D. Controlling Law: The laws of the State of Texas govern the interpretation, performance, and enforcement of this lease.
      E. Severable Clauses: If any clause in this lease is found invalid or unenforceable by a court of law, the remainder of this lease will not be affected and all other provisions of this lease will remain valid and enforceable.
      F. Waiver: Landlord's delay, waiver, or non-enforcement of acceleration, contractual or statutory lien, rental due date, or any other right will not be deemed a waiver of any other or subsequent breach by Tenant or any other term in this lease.
      G. Quiet Enjoyment: Provided that Tenant is not in default of this lease, Landlord covenants that Tenant will enjoy possession and use of the leased premises free from serious interference.
      H. Force Majeure: If Landlord's performance of a term in this lease is delayed by strike, lock-out, shortage of material, governmental restriction, riot, flood, or any cause outside Landlord's control, the time for Landlord's performance will be abated until after the delay.

35. NOTICES: All notices under this lease must be in writing and are effective when hand-delivered, sent by mail, or sent by facsimile transmission to:

      Tenant                                   Landlord
      at the address of the leased premises.   at
                                                 ------------------------------

                                                 ------------------------------
                                               Fax:
                                                   ----------------------------

      with a copy to:                          with a copy to:
                     ------------------------                 -----------------
      at                                       at
         ------------------------------------     -----------------------------

         ------------------------------------     -----------------------------
      Fax:                                     Fax:
          -----------------------------------      ----------------------------

Initialed for Identification by Tenants:        ,         , and Landlord:

Commercial Lease concerning:       1611 Wilmeth Rd.         1611-B


36.   SPECIAL PROVISIONS:











REAL ESTATE BROKERS ARE NOT QUALIFIED TO RENDER LEGAL ADVICE, PROPERTY INSPECTIONS, SURVEYS, ENGINEERING STUDIES (E.G. STUDIES OF THE STRUCTURES, DRAINAGE, AND SOIL CONDITIONS), ENVIRONMENTAL ASSESSMENTS, TAX ADVICE, FINANCIAL ADVICE, OR INSPECTIONS TO DETERMINE COMPLIANCE WITH ZONING, GOVERNMENTAL REGULATIONS, OR ANY LAW (E.G., ADA, TEXAS ARCHITECTURAL BARRIERS STATUTE, ETC.). THE PARTIES SHOULD SEEK EXPERTS TO RENDER SUCH SERVICES. SELECTION OF SUCH EXPERTS IS THE RESPONSIBILITY OF THE PARTIES AND NOT THE REAL ESTATE BROKER. THE TERMS OF THIS LEASE ARE NEGOTIABLE AMONG THE PARTIES. THIS IS INTENDED TO BE A LEGAL AGREEMENT BINDING UPON FINAL ACCEPTANCE. READ IT CAREFULLY. IF YOU DO NOT UNDERSTAND THE EFFECT OF THIS LEASE, CONSULT YOUR ATTORNEY BEFORE SIGNING.



                                                       SIGNED:  "HOWARD T. VAN PELT"           12/8/99
--------------------------------------------           -----------------------------------------------
Landlord    Jersey Investments, Inc.    Date           Tenant    Global Election Systems, Inc.    Date

By
   -----------------------------------------           -----------------------------------------------
         Royce or Mike Smith                           Tenant    By:  Howard Van Pelt             Date

as                              for Landlord
   -----------------------------








Initialed for Identification by Tenants:        ,         , and Landlord:

                        Texas Association of Realtors(R)
                        -----------------------------
                         LEASEHOLD CONSTRUCTION ADDENDUM
                        LANDLORD TO COMPLETE CONSTRUCTION

    USE OF THIS FORM BY PERSONS WHO ARE NOT MEMBERS OF THE TEXAS ASSOCIATION
                        OF REALTORS(R) IS NOT AUTHORIZED
                 (C)TEXAS ASSOCIATION OF REALTORS(R), INC. 1998
--------------------------------------------------------------------------------

ADDENDUM TO THE COMMERCIAL LEASE BETWEEN THE UNDERSIGNED PARTIES CONCERNING THE
LEASED PREMISES AT       1611 Wilmeth Road             1611-B
                         McKinney    Texas       75069

A. On or before May 1, 2000, Landlord will substantially complete the improvements to the leased premises as described below.

      [X]   (1)   Landlord will complete the following improvements:

                  Per interior plans to be delivered to Landlord within sixty
                  (60) days after the executed date of this lease agreement.



      [X]   (2)   On or before January 1, 2000, Tenant will specify in a
                  separate written notice to Landlord the improvements that Tenant desires Landlord to complete. If Landlord objects to any desired improvement, Tenant will promptly amend Tenant's notice to comply with Landlord's objections. Landlord will not unreasonably object to Tenant's desired improvements.

B. On or before January 15, 2000, Landlord will notify Tenant of the total cost to complete the improvements described in Paragraph A, including but not limited to costs of construction, permits, and plans. The total cost to complete the improvements may not exceed $189,709.00 (maximum cost). Landlord will pay $189,709.00 of the cost to complete the improvements and Tenant will pay the remainder. If the total cost to complete the improvements exceeds the maximum cost, the lease will terminate and have no further effect unless a party notifies the other party within 10 days after Landlord notifies Tenant of the cost to complete the improvements that it will pay the excess.

C. Unless otherwise agreed by the parties in writing, any amount required to be paid by Tenant under this addendum must be paid by Tenant to Landlord before construction of the improvements commences.

D. All construction required by this addendum will be performed by trained and qualified persons in a workman-like manner and will comply with applicable building codes, local ordinances governmental regulations, and statutes (e.g. ADA).
      [X] Landlord       Tenant will, at its expense, obtain any required
      certificate of occupancy.

E. Tenant may, at reasonable times during construction, inspect the construction of the improvements. Tenant may object to any deficiencies in the completion of the improvements by providing specific written notice to Landlord and Landlord will promptly cure the deficiencies. Upon completion of the improvements, Tenant will acknowledge in writing (e.g., TAR No.
      2113) that the improvements have been completed and that Tenant accepts the leased premises for the purpose of the lease.

F. Paragraph 3B of the lease governs any delay in the commencement of the lease or occupancy by Tenant caused by the construction of the improvements.

G.    Special Provisions:



                                                         SIGNED:  "HOWARD T. VAN PELT"
--------------------------------------------             -----------------------------------------------
Landlord    Jersey Investments, Inc.    Date             Tenant    Global Election Systems, Inc.    Date

By
   -----------------------------------------             -----------------------------------------------
         Royce or Mike Smith                             Tenant    By:  Howard Van Pelt             Date

as                              for Landlord
  ------------------------------

                                                                     Page 1 of 1
                        Texas Association of Realtors(R)
                        -----------------------------
                   EXPENSE ADDENDUM FOR SINGLE-TENANT PROPERTY

    USE OF THIS FORM BY PERSONS WHO ARE NOT MEMBERS OF THE TEXAS ASSOCIATION
                        OF REALTORS(R) IS NOT AUTHORIZED
                 (C)TEXAS ASSOCIATION OF REALTORS(R), INC. 1998
--------------------------------------------------------------------------------

ADDENDUM TO THE COMMERCIAL LEASE BETWEEN THE UNDERSIGNED PARTIES CONCERNING THE
LEASED PREMISES AT       1611 Wilmeth Road             1611-B
                         McKinney    Texas       75069

A. Taxes: "Taxes means all the real property ad valorem taxes assessed against the leased premises and Property (choose 1 or 2).

[X]   (1)   Tenant Reimburses Landlord: Each year during the term of the above-referenced lease Tenant will reimburse Landlord for all taxes assessed against the leased premises and Property for that year.
            Taxes will be prorated to the Commencement Date of the lease for the first year of the lease and through the Expiration Date for the last year. The reimbursements are due immediately upon Tenant's receipt of Landlord's notice accompanied by a copy of the tax statement for that year. If tax statements for the last year of the lease are not available at the time the lease terminates, Tenant will, before Tenant vacates the leased premises, pay Landlord an amount for the prorated taxes for the last year based on the prior year's tax statements, and no subsequent adjustment will be made.

[X]   (2)   Tenant Pays Direct: During all times the above-referenced lease is in effect, Tenant must maintain, at Tenant's expense, property insurance in full force and effect naming Landlord as a named insured from an insurance company acceptable to Landlord. On or before the Commencement Date of the above-referenced lease and on or before each anniversary of the Commencement Date, Tenant must provide Landlord with a copy of the insurance certificate(s) evidencing the required coverage.

C.    Special Provisions:



                                                         SIGNED:  "HOWARD T. VAN PELT"
--------------------------------------------             -----------------------------------------------
Landlord    Jersey Investments, Inc.    Date             Tenant    Global Election Systems, Inc.    Date

By
   -----------------------------------------             -----------------------------------------------
         Royce or Mike Smith                             Tenant    By:  Howard Van Pelt             Date

as                              for Landlord
  ------------------------------

                                                                     Page 1 of 1
                              RE/MAX NORTH CENTRAL
                                    EXHIBIT C
                                 RENEWAL OPTIONS

PROPERTY ADDRESS OR DESCRIPTION: 1611 WILMETH RD, MCKINNEY, TEXAS 75069

DATE OF LEASE: MARCH 4, 1997


1.    OPTION(S) TO EXTEND TERM

      Landlord hereby grants to Tenant TWO option(s) [the "Option(s)"] to extend the Lease Term for additional term(s) of 5 years each [the "Extension(s)"], on the same terms, conditions and covenants set forth in the Lease Agreement, except as provided below. Each Option shall be exercised only by written notice delivered to the Landlord at least NINETY
      (90) days before the expiration of the Lease Term or the preceding Extension of the Lease Term. If Tenant fails to deliver Landlord written notice of the exercise of an Option within the prescribed time period, such Option and any succeeding Options shall lapse, and there shall be no further right to extend the Lease Term. Each Option shall be exercisable by Tenant on the express condition that at the time of the exercise, and at all times prior to the commencement of such Extension(s), Tenant shall not be in default under any of the provisions of this Lease. The foregoing Option(s) are personal to Tenant and may not be exercised by an assignee or subtenant.

2.    CALCULATION OF RENT

      The Base Rent during the Extension(s) shall be determined by one of the following methods: whichever is lower [INDICATED BY CHECKING THE APPROPRIATE BOX UPON THE EXECUTION OF THE LEASE AGREEMENT]

      [X]   (a)   Consumer Price Index Adjustment
      [X]   (b)   Fair Rental Value Adjustment
      [ ]   (c)   Fixed Rental Adjustment

      A.    CONSUMER PRICE INDEX ADJUSTMENT

            The monthly rent during the particular Extension shall be determined by multiplying the monthly installment of Base Rent during the Lease Term by a fraction determined as follows:

            (1)   The numerator shall be the latest Index.
            (2)   The denominator shall be the initial Index.

            If such computation would reduce the rent for the particular Extension, it shall be disregarded, and the rent during the immediately preceding period shall apply instead.

            The Index, as defined herein, shall mean the Consumer Price Index for Urban Consumers (all items), Dallas/Fort Worth, Texas, area (1984 = 100) published by the United States Department of Labor, Bureau of Labor Statistics.

            The initial Index shall mean the Index published for the nearest calendar month preceding the commencement date of the Lease Term. The latest Index shall mean the Index published for the nearest calendar month preceding the first day of the Extension.

            If a base year other than 1984 is adopted, the Index shall be converted in accordance with the appropriate conversion factor. If the Index is discontinued or revised, such other Index or computation with which it is replaced shall be used in order to obtain substantially the same results as would have been obtained if it had not been discontinued or revised.

      B.    FAIR RENTAL VALUE ADJUSTMENT

            The Base Rent shall be increased on the first day of the particular Extension to the "Fair Rental Value" of the Demised Premises, determined in the following manner:

            (1) If the Landlord and Tenant have not been able to agree on the Fair Rental Value Adjustment prior to the date the option is required to be exercised, the rent for the Extension shall be determined as follows: Within fifteen (15) days following the exercise of the option, Landlord and Tenant shall endeavor in god faith to agree upon a single appraiser. If

                  Landlord and Tenant are unable to agree upon a single appraiser within said fifteen (15) day period, each shall then, by written notice to the other, given within ten (10) days after said fifteen (15) day period, appoint one appraiser. Within ten (10) days after the two appraisers are appointed, they shall appoint a third appraiser. If either Landlord or Tenant fails to appoint its appraiser within the prescribed time period the single appraiser appointed shall determine the Fair Rental Value of the Demised Premises. Each party shall hear the cost of the appraiser appointed by it and the parties shall share equally the cost of the third appraiser.

            (2) The "Fair Rental Value" of the Demised Premises shall mean the price that a ready and willing tenant would pay as of the commencement of the Extension as monthly rent to a ready and willing landlord of demised premises comparable to the Demised Premises if such property were exposed for lease on the open market for a reasonable period of time and taking into account all of the purposes for which such property may be used and not just the use proposed to be made of the Demised Premises by the Tenant. The Fair Rental Value of the Demised Premises shall be the average of the two of the three appraisals which are the closest in amount, and the third appraisal shall be disregarded. In no event shall the rent be reduced by reason of such computation. If the Fair Rental Value is not determined prior to the commencement of the Extension, then Tenant shall continue to pay to Landlord the rent applicable to the Demised Premises immediately prior to such Extension until the Fair Rental Value is determined, and when it is determined, Tenant shall pay to Landlord within ten (10) days after receipt of such notice the difference between the rent actually paid by Tenant to Landlord and the new rent determined hereunder.

      C.    FIXED ADJUSTMENTS

            The Base Rent shall be increased to the following amounts on the following dates:




            Date                                          Amount
            ----                                          ------
N/A                                     N/A
----------------------------------      ---------------------------------------
N/A                                     N/A
----------------------------------      ---------------------------------------
N/A                                     N/A
----------------------------------      ---------------------------------------
N/A                                     N/A
----------------------------------      ---------------------------------------
N/A                                     N/A
----------------------------------      ---------------------------------------


INITIALS:  LANDLORD:   RDS              INITIALS:  TENANT:     HVP
                    ------------                          -------------
                       MS                                      MES
                    ------------                          -------------